Exhibit 4.2.3
SUPPLEMENTAL INDENTURE NO. 3
Supplemental Indenture No. 3 (this “Supplemental Indenture”), dated as of December 31, 2024, among:
Rookie Productions, Inc., a California corporation;
Devil’s Mouth Productions, Inc., a California corporation;
Shark in a Cave Productions, Inc., a California corporation;
The Score Productions, Inc., a California corporation;
Midnight Sun Productions, Inc., a California corporation;
1620 Media, LLC, a California limited liability company;
Extreme Logging, LLC, a California limited liability company;
Fibby, LLC, a California limited liability company;
Ghost Hunters Productions, LLC, a California limited liability company;
Laurel Chandler, LLC, a California limited liability company;
MusicX Publishing, LLC, a California limited liability company;
Pilgrim Entertainment, LLC, a California limited liability company;
Pilgrim Films and Television, LLC, a California limited liability company;
Pilgrim Media Group, LLC, a Delaware limited liability company;
Pilgrim Pictures, LLC, a California limited liability company;
Pilgrim Production, LLC, a California limited liability company;
Pilgrim Publishing, LLC, a California limited liability company;
Pilgrim Taps, LLC, a California limited liability company;
Project X Productions, LLC, a California limited liability company;
Rockhouse Images, LLC, a California limited liability company;
Six Mile Products & Licensing, LLC, a California limited liability company;
Tufguy Productions, LLC, a California limited liability company;
Vandalay Entertainment, LLC, a California limited liability company;
Whirlwind Entertainment Group, LLC, a Delaware limited liability company; and
LG Studios Film Finance LLC, a Delaware limited liability company

(each a “Guaranteeing Subsidiary”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of Lions Gate Capital Holdings 1, Inc. and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture, dated as of May 8, 2024 (the “Indenture”), providing for the issuance of 5.500% Exchange Notes due 2029 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.    Guarantor. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.
5.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
6.    Trustee Makes No Representation.  The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the each Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ROOKIE PRODUCTIONS, INC.

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

DEVIL’S MOUTH PRODUCTIONS, INC.

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

SHARK IN A CAVE PRODUCTIONS, INC.

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

THE SCORE PRODUCTIONS, INC.

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

MIDNIGHT SUN PRODUCTIONS, INC.

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

[Signature Page to Supplemental Indenture No. 13 (LGCH 2021 Notes)]

1620 MEDIA, LLC

By: Pilgrim Media Group, LLC, its sole member

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

EXTREME LOGGING, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

FIBBY, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

GHOST HUNTERS PRODUCTIONS, LLC

By: /s/ Adrian Kuzycz___________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

LAUREL CHANDLER, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

[Signature Page to Supplemental Indenture No. 13 (LGCH 2021 Notes)]

MUSICX PUBLISHING, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

PILGRIM ENTERTAINMENT, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

PILGRIM FILMS AND TELEVISION, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

PILGRIM MEDIA GROUP, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

PILGRIM PICTURES, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

PILGRIM PRODUCTION, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory
[Signature Page to Supplemental Indenture No. 13 (LGCH 2021 Notes)

PILGRIM PUBLISHING, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

PILGRIM TAPS, LLC

By: Pilgrim Films and Television, LLC, its sole member

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

PROJECT X PRODUCTIONS, LLC

By: _/s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

ROCKHOUSE IMAGES, LLC

By: Pilgrim Media Group, LLC, its sole member

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

SIX MILE PRODUCTS & LICENSING, LLC

By: Pilgrim Media Group, LLC, its sole member

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory
[Signature Page to Supplemental Indenture No. 13 (LGCH 2021 Notes)]

TUFGUY PRODUCTIONS, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

VANDALAY ENTERTAINMENT, LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

WHIRLWIND ENTERTAINMENT GROUP, LLC

By: Pilgrim Media Group, LLC, its sole member

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

LG STUDIOS FILM FINANCE LLC

By: /s/ Adrian Kuzycz__________________
                 Name: Adrian Kuzycz
                 Title: Authorized Signatory

[Signature Page to Supplemental Indenture No. 13 (LGCH 2021 Notes)]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Brandon Bonfig
Name: Brandon Bonfig
Title: Vice President

[Signature Page to Supplemental Indenture No. 3 (LGCH1 2024 Notes)]